Exhibit 31.5
CERTIFICATIONS
I, George M. Longest, Jr., certify that:
1. I have reviewed this Amendment No. 2 to Annual Report on Form 10-K/A for the year ended December 31, 2008 of Community Bankers Trust Corporation; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ George M. Longest, Jr.
George M. Longest, Jr.
President and Chief Executive Officer

Date: May 20, 2009